EXHIBIT 10.2

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY BIOJECT MEDICAL TECHNOLOGIES INC., WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

Warrant No. II-7	Number of Shares: (subject to adjustment)
Date of Issuance: December 5, 2007

WARRANT

TO PURCHASE COMMON STOCK OF

BIOJECT MEDICAL TECHNOLOGIES INC.

EXPIRING ON DECEMBER  4, 2011

THIS IS TO CERTIFY THAT, for value received,                                        , (the “Registered Holder”), or its permitted assigns, is entitled to purchase from BIOJECT MEDICAL TECHNOLOGIES INC., an Oregon corporation (the “Company”), at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price per share of $0.75 (as adjusted pursuant to the terms of this Warrant, the “Exercise Price”),              shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, no par value per share (“Common Stock”), of the Company, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth.  The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof.  This Warrant shall expire at 5:00 p.m., New York time, on December  4, 2011.

Certain Terms used in this Warrant are defined in Article IV.

ARTICLE I

EXERCISE OF WARRANT

1.1          Method of Exercise.  This Warrant may be exercised by the Registered Holder as a whole or in part from time to time until December 4, 2011, at which time this Warrant shall expire and be of no further force or effect; provided, however, that the minimum number of Warrant Shares that may be purchased on a single exercise shall be the entire number of shares remaining available for exercise hereunder.  To exercise this Warrant, the Registered Holder or permitted assignees of all rights of the Registered Holder shall deliver to the Company, at the Warrant Office designated in Section 2.1(a), a written notice in the form of the Purchase Form attached as Exhibit A hereto, stating therein the election of the Registered Holder or such permitted assignees of the Registered Holder to exercise this Warrant in the manner provided in the Purchase Form, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and (c) this Warrant.  Subject to compliance with Section 3.1(a)(vii), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Purchase Form, accompanied by payment for the Warrant Shares to be purchased and surrender of this Warrant, as aforesaid, and such date is referred to herein as the “Exercise Date.”  Upon such exercise (subject as aforesaid), the Company shall issue and deliver to the Registered Holder a certificate for the full number of the Warrant Shares purchasable by the Registered Holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all such Warrant Shares, in cash or by certified or cashier’s check.  The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

1.2          Fractional Shares.  No fractional shares of Common Stock shall be issued upon exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable upon exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Board of Directors.

1.3          Purchase of Warrants by the Company.  The Company shall have the right, except as limited by law, other agreement, or herein, to purchase or otherwise acquire Warrants at such time, in such manner, and for such consideration as it may deem appropriate.

1.4          Cancellation of Warrants.  In the event the Company shall purchase or otherwise acquire the Warrants, the same shall thereupon be cancelled by it and retired.

ARTICLE II

WARRANT OFFICE; TRANSFER

2.1          Warrant Office.  The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s office at 20245 S.W. 95th Avenue, Tualatin, Oregon 97062, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States of which written notice has previously been given to the Registered Holder.  The Company shall maintain, at the Warrant Office, a register for the Warrant in which the Company shall record the name and address of the Registered Holder, as well as the name and address of each permitted assignee of the rights of the Registered Holder.

2.2          Ownership of Warrant.  The Company may deem and treat the Registered Holder as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3          Transfer of Warrants.  The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant.  Subject to the restrictions on transfer of Warrants in Section 2.8, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office, properly endorsed, together with a written assignment of this Warrant, substantially in the form of the Assignment attached as Exhibit B hereto. Upon any such transfer, a new Warrant shall be issued to the transferee, and the Company shall cancel the surrendered Warrant.  The Registered Holder shall pay all taxes and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

2.4          Acknowledgement of Rights.  The Company will, at the time of exercise of this Warrant in accordance with the terms hereof, upon request of the Registered Holder, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

2.5          No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to the Registered Holder as the record owner of such shares as of the close of business on the Exercise Date.

2.6          Expenses of Delivery of Warrants.  Except as provided in Section 2.3 above, the Company shall pay all reasonable expenses, taxes (other than transfer taxes), and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

2.7          Compliance with Securities Laws.  The Registered Holder (and its transferees and assigns), by acceptance of this Warrant, covenants and agrees that such Registered Holder is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the Warrant Shares, for its own account as an investment and not with a view to distribution thereof.  Neither this Warrant nor the Warrant Shares issuable hereunder have been registered under the Securities Act or any state securities laws and no transfer of this Warrant or any Warrant Shares shall be permitted unless the Company has received notice of such transfer in the form of the assignment attached hereto as Exhibit B, accompanied, if requested by the Company, by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrant or Warrant Shares under the Securities Act is available for such transfer, except that no such opinion shall be required with respect to the Warrant Shares after the registration for resale of the Warrant Shares has become effective if the Warrant Shares are sold pursuant to the registration statement.  Upon any exercise of the Warrants prior to effective registration for resale or except as in accordance with Rule 144 under the Securities Act, certificates representing the Warrant Shares shall bear a restrictive legend substantially identical to that set forth as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the “Acts”).  Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement with respect to the shares under all of the applicable Acts, or an opinion of counsel satisfactory to Bioject Medical Technologies Inc. to the effect that such registrations are not required.”

(c)           Any purported transfer of the Warrant or Warrant Shares not in compliance with the provisions of this section shall be null and void.  Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.7.

ARTICLE III

ANTI-DILUTION PROVISIONS

3.1          Adjustment of Exercise Price and Number of Warrant Shares.  The Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Article III.  Upon each adjustment of the Exercise Price, except pursuant to Sections 3.1(a)(iii) and (iv), the Registered Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a)           Exercise Price Adjustments.  The Exercise Price shall be subject to adjustment from time to time as follows:

(i)            Adjustment for Stock Splits and Combinations. If the Company shall, at any time or from time to time after the date hereof (the “Original Issue Date”) while this Warrant remains outstanding, effect a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before such combination shall be proportionately increased.  Any adjustment under this Section 3.1(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)           Adjustment for Common Stock Dividends and Distributions.  If the Company, at any time or from time to time after the Original Issue Date while this Warrant remains outstanding makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Exercise Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 3.1(a)(ii) to reflect the actual payment of such dividend or distribution.

(iii)          Adjustment for Reclassification, Exchange, and Substitution.  If at any time or from time to time after the Original Issue Date while this Warrant remains outstanding, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, or otherwise (other than an Acquisition, Asset Transfer, subdivision or combination of shares, stock dividend, reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 3.1(a)), in any such event the Registered Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Common Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(iv)          Reorganizations, Mergers, Consolidations, or Sales of Assets.  If at any time or from time to time after the Original Issue Date while this Warrant remains outstanding, there is a capital reorganization of the Company, an Acquisition, an Asset Transfer (other than a recapitalization, or subdivision, combination, reclassification, exchange, or substitution of shares provided for elsewhere in this Section 3.1(a)), as a part of such capital reorganization, Acquisition, or Asset Transfer, provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.1(a) with respect to the rights of the Registered Holder after the capital reorganization, Acquisition, or Asset Transfer to the end that the provisions of this Section 3.1(a) (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise) shall be applicable after that event and be as nearly equivalent as practicable.

(v)           Distributions of Securities.  In case of any distribution of any security (including rights or warrants to subscribe for any such securities) of the Company (except Common Stock), evidences of its indebtedness, cash, or other assets to all of the holders of its Common Stock, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities, evidences of indebtedness, cash, or other assets distributed by the Company, and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of shareholders entitled to receive such distribution. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company of this clause (v).

(vi)          Rounding of Calculations; Minimum Adjustment.  All calculations under this Section 3.1(a) and under Section 3.1(b) shall be made to the nearest cent.  Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

(vii)         Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Registered Holder after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Registered Holder a due bill or other appropriate instrument evidencing such Registered Holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

(b)           Statement Regarding Adjustments.  Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the Registered Holder.  Each such statement shall be signed by the Company’s chief financial or accounting officer.  Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3.1(c).

(c)           Notice to Holders.  In the event the Company shall propose to take any action of the type described in clause (iii) or (iv) of Section 3.1(a), the Company shall give notice to the Registered Holder, in the manner set forth in Section 6.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

3.2          Costs.  The Registered Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Warrant Shares upon exercise of this Warrant.  Additionally, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Warrant Shares.  The Registered Holder shall reimburse the Company for any such taxes assessed against the Company.

3.3          Reservations of Shares.  The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

3.4          Valid Issuance.  All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

ARTICLE IV

TERMS DEFINED

As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

Acquisition means the acquisition of the Company by another person or entity or group of affiliated persons or entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) that results in the transfer of more than 50% of the outstanding voting power of the Company.

Asset Transfer means the sale, lease, or other transfer of all or substantially all of the assets of the Corporation

Board of Directors means the Board of Directors of the Company.

Common Stock means the Company’s authorized Common Stock, no par value per share.

Company means Bioject Medical Technologies Inc., an Oregon corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

Current Market Price means the arithmetic average of the closing price per share of the Common Stock on the Principal Market for the 20 consecutive Trading Days ending on and including the Trading Day immediately prior to the date in question. If the Current Market Price cannot be determined under the foregoing method, the Current Market Price shall mean the fair value per share of Common Stock on such date as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

Exchange Act means the Securities and Exchange Act of 1934, as amended.

Exercise Date is defined in Section 1.1.

Exercise Price is defined in the Preamble.

Majority Holders means at any time Registered Holders of Warrant Shares which shares constitute a majority of the outstanding Warrant Shares.

Original Issue Date is defined in Section 3.1(a)(i).

Outstanding means when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article III) at such date.

Person means any individual, corporation, partnership, trust, organization, association or other entity.

Principal Market means whichever of (a) the national securities exchange, (b) the Nasdaq Capital Market, or (c) such other securities market on which the Common Stock is listed for trading which at such time constitutes the principal securities market for the Common Stock.

Registered Holder is defined in the Preamble.

Securities Act means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

Trading Day means a day on whichever of (a) the national securities exchange, (b) the Nasdaq Capital Market, or (c) such other securities markets, in any case which at the time constitutes the Principal Market for the Common Stock, is open for general trading of securities.

Warrant means this Warrant and any successor or replacement Warrant delivered in accordance with Section 2.3 or 6.8.

Warrant Office is defined in Section 2.1.

Warrant Shares means the shares of Common Stock purchased or purchasable by the Registered Holder, or the permitted assignees of such Registered Holder, upon exercise of this Warrant pursuant to Article I hereof.

ARTICLE V

COVENANT OF THE COMPANY

The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

ARTICLE VI

MISCELLANEOUS

6.1          Entire Agreement.  This Warrant and the Registration Rights Agreement contain the entire agreement between the Registered Holder and the Company with respect to the Warrant Shares that it can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

6.2          Governing Law.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Oregon, without regard to its conflict of law provisions.

6.3          Waiver and Amendment.  Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by written consent of the parties (it being agreed that an amendment to or waiver under any of the provisions of Article III of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price).  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

6.4          Illegality.  In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

6.5          Copy of Warrant.  A copy of this Warrant shall be filed among the records of the Company.

6.6          Notice.  Any notice or other document required or permitted to be given or delivered to the Registered Holder shall be delivered at, or sent by certified or registered mail to such Registered Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Registered Holder shall have notified the Company in writing.  Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 20245 S.W. 95th Avenue, Tualatin, Oregon 97062 or any other address within the continental United States of America as shall have been designated in writing by the Company delivered to the Registered Holder.

6.7          Limitation of Liability; Not Stockholders.  Subject to the provisions of Article III, until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or attend meetings of stockholders or any other proceedings of the Company.  Until the exercise of this Warrant, no provision hereof, and no mere enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of such Registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.8          Exchange, Loss, Destruction, etc. of Warrant.  Upon receipt of evidence satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory evidence) of the loss, theft, mutilation or destruction of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or, in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original Registered Holder of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity.  Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.  This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Registered Holder of this Warrant shall pay all taxes (including securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of replacement Warrant(s) pursuant to this Section 6.8.

6.9          Headings.  The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

6.10        Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Registered Holder.  The provisions of this Warrant are intended to be for the benefit of all Registered Holders from time to time of this Warrant and shall be enforceable by any such Registered Holder or holder of Warrant Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated:  December 5, 2007

BIOJECT MEDICAL TECHNOLOGIES INC.

By	/s/ Ralph Makar
Name:	Ralph Makar
Title:	President and CEO

Exhibit A

PURCHASE FORM

To:	Bioject Medical Technologies Inc.	Dated: , 20
20245 S.W. 95th Avenue
Tualatin, Oregon 97062

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.         ), hereby irrevocably elects to purchase                  shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such Warrant, which is $           per share in lawful money of the United States.

[	]

Name:
Title:

Exhibit B

ASSIGNMENT

For value received,                                    , hereby sells, assigns and transfers unto                                                the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:                     , 20